[Logo of CBRL GROUP, INC.]                                   POST OFFICE BOX 787
                                                              LEBANON, TENNESSEE
                                                                      37088-0787
                                                              PHONE 615.443.9869
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CBRL GROUP, INC.
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                                              Contact:    Lawrence E. White
                                                          Senior Vice President,
                                                          Finance and Chief
                                                          Financial Officer



       CBRL GROUP, INC. DECLARES TWELVE CENTS PER SHARE QUARTERLY DIVIDEND


LEBANON,  Tenn. - (May 27, 2005) - CBRL Group,  Inc.  (the  "Company")  (Nasdaq:
CBRL) today announced that its Board of Directors has declared a dividend of twelve cents per share, payable on August 8, 2005 to shareholders of record as of July 15, 2005.

     Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 524 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 124 company-operated and 23 franchised Logan's Roadhouse restaurants in 18 states.


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